UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 10, 2014

Electro Rent Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-9061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 787-2100
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 10, 2014, our board of directors adopted an amendment to our by-laws to require that our shareholders submit to us advance notice of director nominations or other business intended to be brought before a shareholder meeting. The advance notice requirements are set forth in a new Article II, Section 12 of our by-laws. Generally, for our annual shareholder meetings, a director nomination or proposal from a shareholder must be submitted to us not more than 120 days or less than 90 days from the one year anniversary of our previous year’s annual shareholder meeting in order for such nomination or business to be properly submitted for consideration at the meeting. Shareholders may not submit business for consideration at a special shareholder meeting. However, shareholders may submit director nominations in advance of a special shareholder meeting at which a director or directors are to be elected. The amendment to our by-laws became effective immediately upon adoption.
A copy of our by-laws, as amended through April 10, 2014, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	By-laws of Electro Rent Corporation, as amended through April 10, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 15, 2014	ELECTRO RENT CORPORATION By: /s/ Craig R. Jones Craig R. Jones Vice President and Chief Financial Officer